REPRESENTATION AGREEMENT

This Agreement is made and entered into as of the 26 day of April, 2013, by and between Hong Kong International Services Limited, a corporation organized under the laws of Hong Kong ("Representative") and Heavenly Hot Dog, Inc., a corporation organized under the laws of the State of Utah, United States of America ("Client").

It is acknowledged by Client that Representative carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by Client that the representative advisory services to be provided to Client hereunder shall not be rendered in connection with the offer and sale of securities so as to act as an underwriter in a capital raising transaction.

In consideration of and for the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. __Purpose:__ Client hereby retains Representative during the Term specified herein to render consulting services and advice regarding acquisition opportunities in the Philippines.

2. __Term:__ This Agreement shall be in effect for a period of 1 year from the date of this Agreement, that is, until April 26, 2014.

3. __Duties of Representative:__ During the term of this Agreement, Representative will provide Client with such regular and customary consulting advice as to the acquisition opportunities, customary business practices of the Philippines, strategic planning, financial analysis, operations, compliance or other business matters pertaining to the Client, as is reasonably requested by Client, provided that Representative shall not be required to undertake duties not reasonably within the scope of services contemplated by this Agreement. In performance of its duties, Representative shall provide Client with the benefits of its best judgment and efforts. Representative's duties shall reasonably include, but not necessarily be limited to:

   - Provide due diligence on each potential acquisition including, but not limited to, financial, geographic, demographic, etc. issues relating to each opportunity;

   - Assist Client with negotiations and structuring of potential business opportunities relating to the acquisition opportunities;

   - Render professional advice and guidance in the development of a strategic business plan, commensurate with the financial requirements;

- Assist Client by answering questions and advising on any issues pertaining specifically to the Philippines such as local laws and regulations and customary business practices or any other strategic issues that may arise affecting Clients;

- Assist Client with various other transaction services or advice as may be requested by Client and which is within the scope of services provided by Representative pertaining to the overall business of Client;

4. **Representative Liability:** In the absence of gross negligence or willful misconduct on the part of Representative, or Representative's breach of this Agreement, Representative shall not be liable to Client to any officer, director, employee, shareholders, or creditor of the Client, for any act or omission in the course of, or in the connection with, the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of Representative or the breach by Representative of this Agreement is alleged and proven, Client agrees to defend, indemnify and hold Representative harmless from any and all reasonable costs, expenses and liability which may result from services rendered by Representative pursuant to or in any connection with this Agreement.

5. **Consulting Expenses:** Representative shall be responsible for any and all normal out-of-pocket office expenses incurred by Representative in connection with the services rendered by Representative to Client pursuant to this Agreement such as: telephone, fax and internet service. Representative shall be reimbursed within thirty (30) days of invoice submission for all other out-of-pocket expenses (including travel expenses) such as courier expenses and other payments made on behalf of Client undertaken at the written request of and pre-approval of Client.

6. **Representative Compensation:** As compensation for the services rendered by Representative pursuant to this Agreement, Client shall issue to Representative 1.5 Million shares upon signing this Agreement. These shares shall be restricted securities as defined in Rule 144 of the Securities Act of 1933 and shall bear a customary restriction (legend) on the face of the certificates. Representative warrants and represents that it is taking the shares for its own account, for long-term investment and not with a view toward resale or distribution of the shares. Said shares shall be held in escrow with Client's legal counsel until such time as a merger is consummated by Client pursuant to this Agreement at which time shares shall be released to Representative subject to a lock-up/leak-out agreement. If a merger is not consummated by Client pursuant to this Agreement by the end of the term of this Agreement, said shares shall be returned to the Client for cancellation.

7. **Client Information:** In connection with this Agreement, Client shall cooperate with Representative and shall furnish Representative information and data concerning Client as well as providing Representative access to Client's officers. Client represents and warrants that all information made available to Representative or otherwise contained in any filing by the Client with any court, governmental or regulatory agency, commission or instrumentality shall, at all times during the Term of this Agreement, be complete and correct in all material aspects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statements therein not

misleading in light of the circumstances under which such statements are made. Further, Representative shall not assume any responsibility for the accuracy or completeness of such information and other date regarding Client which is provided by Client.

8. **Notices:** All notices, requests, demands or other communications required to be given or made hereunder shall be in writing and shall be deemed to be well and sufficiently given if hand delivered, sent by facsimile, electronic transmission, overnight courier, or three (3) business days after being mailed by prepaid Certified Mail, return receipt requested.

   If to Client addressed to:

   Elwood Sheperd, CEO
   2469 E. Fort Union Blvd., Suite 214
   Salt Lake City, AUT 84121

   Tel: (801) 274-1011
   Fax: (801) 274-1099
   Email:

   And if to Representative:

   Alfred Galang, VP, Business Development
   177 Hoi Bun Rd.
   Seapower Industrial Center
   Kwun Tong, Kowloon
   Hong Kong

   Tel: (661) 748-0240
   Fax: (801) 363-9066
   Email: nestorbonifacioir@gamil.com

9. **Partial Invalidity:** In case anyone or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein.

10. **Successors and Assigns:** This Agreement and the rights hereunder may only be transferred or assigned by either party with the written approval of the other and shall be binding upon and insure to the benefit of the parties and their respective successors, assigns and legal representatives.

11. **Entire Agreement:** This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understanding, oral or written, between the parties hereto or their respective representatives with respect to the matters contained herein and

shall not be modified or amended except by written agreement, signed by the parties to be bound thereby.

12. **Governing Law:** This Agreement shall be construed and interpreted in accordance with the laws of the State of Utah, United States of America. The parties hereby submit to the exclusive jurisdiction of the courts of Salt Lake City, Utah with respect to the interpretation and enforcement of this Agreement, and with respect to the adjudication of any dispute that may arise between them as a result of the undertakings in this Agreement or the actions taken by either of them pursuant to this Agreement.

13. Disputes: It is agreed by both Representative and Client that should a dispute arise over the terms or execution of this Agreement, that prior to termination, the parties shall first attempt good-faith, informal mediation amongst themselves to resolve the dispute. If, following such mediation, a dispute still exists, the dispute will be taken before an arbitration panel to be adjudicated. Any finding by the arbitration panel will be non-binding to either party.

The parties hereto have on the date written below caused these presents to be executed on their behalf:

Heavenly Hot Dog, Inc.

By: ________________
Elwood Shepard, CEO
Date: April 26, 2013

Hong Kong International Services

By: ________________
Alfred Galang, VP Business Development
Date: April 24, 2013